Exhibit 99.1
DENBURY ANNOUNCES CLOSING OF ROCKY MOUNTAIN PROPERTY ACQUISITION
Announces Date for First Quarter 2013 Results News Release and Conference Call

PLANO, TX - March 28, 2013 - Denbury Resources Inc. (NYSE: DNR) ("Denbury" or the "Company") today announced the closing of its acquisition of producing property interests in the Cedar Creek Anticline (“CCA”) of Montana and North Dakota from a wholly-owned subsidiary of ConocoPhillips (NYSE: COP) for cash consideration of $1.05 billion before purchase price adjustments. The acquired assets include additional interests in certain of Denbury's existing operated fields in CCA along with operating interests in other CCA fields. The Company estimates the final adjusted purchase price will be closer to $1.0 billion after adjustment for the net cash flows from the assets between the January 1, 2013 effective date and the closing date. The purchase was part of a like-kind exchange transaction that was funded with a portion of the cash received from the Company's Bakken sale and asset exchange with ExxonMobil completed in December 2012.

As previously announced, Denbury estimates the acquired properties will contribute approximately 7,700 barrels of oil equivalent per day (“BOE/d”) to its full-year 2013 average daily production, which reflects estimated average daily production of about 10,200 BOE/d for the remainder of the year. Approximately 99% of this production is estimated to be oil and natural gas liquids. With closing occurring as scheduled, the Company's full-year 2013 annual production estimates remain unchanged at the levels shown in the following table:

Operating Area	2013 Estimated Production (BOE/d)
Tertiary	36,500 - 39,500
Cedar Creek Anticline	16,200
Other Rockies Non-Tertiary	5,400
Texas Non-Tertiary	6,300
Other Gulf Coast Non-Tertiary	4,300
Total Production	68,700 - 71,700

First Quarter 2013 Results News Release and Conference Call Information

Denbury will host a conference call to review and discuss first quarter 2013 financial and operating results on Thursday, May 2, 2013 at 10:00 A.M. (Central). Results will be released before the market opens on the day of the conference call and the full text of the news release will be available on the Company's website at www.denbury.com. Individuals that would like to participate should dial the applicable dial-in number listed below ten minutes before the scheduled start time and provide the confirmation number to the operator.

What: First Quarter 2013 Results Conference Call
Date: Thursday, May 2, 2013
Time: 10:00 A.M. (Central) / 11:00 A.M. (Eastern)
Dial-in number: 800.230.1096
International dial-in number: 612.332.0725
Confirmation number: 260590

To access a live audio webcast of the conference call, please visit the investor relations section of the Company's website. The call will be archived on the website for at least 30 days and a telephonic replay will be accessible for one month after the call by dialing 800.475.6701 or 320.365.3844 and entering confirmation number 260590.

Denbury is a growing domestic independent oil and natural gas company. The Company's primary focus is on enhanced oil recovery utilizing carbon dioxide and its operations are focused in two key operating areas: the Gulf Coast region and Rocky

Mountain region. Denbury is the largest combined oil and natural gas producer in both Mississippi and Montana, and owns the largest reserves of carbon dioxide used for tertiary oil recovery east of the Mississippi River. The Company's goal is to increase the value of acquired properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to tertiary recovery operations. For more information about Denbury, please visit www.denbury.com.

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This press release, other than historical financial information, contains forward-looking statements that involve risks and uncertainties including estimated 2013 production, estimated production from newly acquired assets, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including Denbury's most recent reports on Form 10-K and Form 10-Q. These risks and uncertainties are incorporated by this reference as though fully set forth herein. These statements are based on engineering, geological, and operating assumptions that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially.

DENBURY CONTACTS:
Phil Rykhoek, President and CEO, 972.673.2000
Mark Allen, Senior Vice President and CFO, 972.673.2000
Jack Collins, Executive Director, Investor Relations, 972.673.2028

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